Exhibit (j) under form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 106 to Registration Statement No.2-10415 on Form N-1A of our report dated December 30, 2003 relating to the financial statements of Federated Stock and Bond Fund, Inc. for the year ended October 31, 2003 and for the period ended November 30, 2003 and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



DELOITTE & TOUCHE LLP



Boston, Massachusetts,
January 16, 2004